EXHIBIT 10.3

CONFIDENTIAL

[CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS

DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED

WITH THE COMMISSION]

PURCHASE OPTION BETWEEN ALCIS AND

BIOZONE LABORATORIES, INC. DATED NOVEMBER 4, 2005*

OPTION TO PURCHASE

OPTION TO PURCHASE AGREEMENT dated as of November 4, 2005 (the “Purchase Option”) by and among BioZone Laboratories, Inc., a corporation formed under the laws of the State of California or its assigns (individually and collectively, “BioZone”), and Alcis Health, Inc., a corporation formed under the laws of the California (“Alcis”).

This Purchase Option sets forth the terms and conditions upon which BioZone shall sell to Alcis, and Alcis shall purchase from BioZone, certain assets of BioZone, free and clear of all Security Interests, as further defined in the Asset Purchase Agreement attached hereto as Exhibit A.

NOW THEREFORE, in consideration of the representations and warranties, covenants and conditions set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Grant of Option. BioZone hereby grants to Alcis the exclusive right to purchase certain assets of BioZone at a price and on the terms and conditions set forth in the Asset Purchase Agreement attached hereto as Exhibit A.

2. Option Period. This Purchase Option shall commence on the date of the execution of this Purchase Option Agreement and continue until September 30, 2007 (“Option Period”).

3. Consideration.

a. By January 31, 2006, Alcis shall pay BioZone 100,000 shares of Common Stock;

b. Within 10 days of Alcis’ exercise of this Purchase Option, and receipt of BioZone’s signature on same (per Section 4 below) Alcis shall pay BioZone (i) $****, plus (ii) 500,000 additional shares of ALCiS Common Stock.

4. Exercise of Option. Within three (3) days after delivery of an executed copy of Exhibit A by Alcis to BioZone, Alcis shall deliver the sum of One Hundred Thousand Dollars ($100,000.00) (“Earnest Money”). BioZone shall then immediately execute and deliver to Alcis an executed copy of said Exhibit “A”.

Alcis may not exercise the Purchase Option for the purchase of a portion of the assets.

****	CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION

5. Automatic Termination. If Alcis fails to exercise this Purchase Option in accordance with its terms and within the Option Period, then this Agreement and the rights of Alcis pursuant to this Purchase Option Agreement shall automatically and immediately terminate without notice.

6. Assignability of Option. Alcis may not assign this Purchase Option Agreement without the prior written consent of BioZone, which consent shall not be unreasonably withheld.

7. Notices. Any notice required or permitted to be given hereunder shall be given in writing and shall be deemed properly given when personally delivered to the person set forth below or when sent by U.S. registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to Alcis:	Alcis Health, Inc.
560 South Winchester Blvd., Fifth Floor
San Jose, CA 95128
Attention: Chief Executive Officer

if to BioZone:	BioZone Laboratories, Inc.
580 Garcia Ave.
Pittsburg, CA 94565
Attention: President

8. Cooperation. Each of the parties shall perform all such other acts and things and execute such other further documents as may be necessary to carry out the intent and purposes of this Purchase Option Agreement.

9. Non-Solicitation. Until the termination of this Purchase Option Agreement, BioZone will not (including for this purpose, its officers, directors, representatives, affiliates, employees and agents), directly or indirectly, solicit or initiate the submission of any offer from any person, corporation, partnership or other entity or group, which would relate to the sale and purchase of the Acquired Assets or result in competition with Alcis’ terms herein.

10. Complete Agreement. This Purchase Option Agreement together, with the exhibits and other agreements referred to herein contain the entire agreement of the parties pertaining to the subject matter herein and there are no representations, inducements or other provisions other than those expressed in writing. All changes, additions, or deletions hereto must be in writing and signed by all parties.

11. Attorneys’ Fees. If this Purchase Option Agreement gives rise to a lawsuit, arbitration, or other legal proceeding between any of the parties hereto, the prevailing party shall be entitled to recover actual court costs and reasonable attorneys’ fees in addition to any other relief to which such party may be entitled.

12. Counterparts. This Purchase Option Agreement may be executed in counterparts, each of which shall be deemed an original.

13. Binding Effect. Subject to Paragraph 6 above, this Purchase Option Agreement shall bind and inure to the benefit of the respective heirs, personal representatives, successors, and assigns of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Purchase Option Agreement on the date and year first above written.

ALCIS HEALTH, INC.

By:	/s/ James F. Landrum, Jr.
James F. Landrum, Jr.
Chief Executive Officer

BIOZONE LABORATORIES, INC.

By:	/s/ Daniel Fisher
Daniel Fisher
President